Exhibit 5.1
[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]
February 23, 2007
AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
Re:	AMB Property Corporation, a Maryland corporation (the “Company”)— Registration Statement on Form S-3 pertaining to an indeterminate aggregate initial offering price or number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”)
Ladies and Gentlemen:
            We have acted as Maryland corporate counsel to the Company in connection with the registration of the shares of Common Stock and shares of Preferred Stock (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3, filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 23, 2007, and any amendments thereto (the “Registration Statement”), if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.
            In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
(i)	the corporate charter of the Company (the “Charter”), represented by Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the “Department”) on November 24, 1997, Articles Supplementary filed with the Department on July 23, 1998 (the “July 1998 Articles Supplementary”), Articles Supplementary filed with the Department on November 12, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 18, 1999 correcting the July 1998 Articles Supplementary, Articles Supplementary filed with the Department on May 5, 1999, Articles Supplementary filed with the Department on August 31,

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
February 23, 2007

1999, Articles Supplementary filed with the Department on March 23, 2000, Articles Supplementary filed with the Department on August 30, 2000, Articles Supplementary filed with the Department on September 1, 2000, Articles Supplementary filed with the Department on March 21, 2001, Articles Supplementary filed with the Department on September 24, 2001, Articles Supplementary filed with the Department on December 6, 2001, Articles Supplementary filed with the Department on April 17, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on June 20, 2003, Articles Supplementary filed with the Department on November 24, 2003, Articles Supplementary filed with the Department on December 8, 2003, Articles Supplementary filed with the Department on December 12, 2005, Articles Supplementary filed with the Department on February 17, 2006, Articles Supplementary filed with the Department on March 22, 2006, Articles Supplementary filed with the Department on August 24, 2006, Articles Supplementary filed with the Department on October 3, 2006 and Articles Supplementary filed with the Department on February 22, 2007;
(ii)	the Bylaws of the Company, as adopted as of November 24, 1997 and as amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999, the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001, the Third Amended and Restated Bylaws of the Company, on or as of May 15, 2003, the Fourth Amended and Restated Bylaws of the Company, on or as of August 16, 2004, and the Fifth Amended and Restated Bylaws of the Company, on or as of February 16, 2007 (the “Bylaws”);
(iii)	the Written Organizational Action of the Board of Directors of the Company dated as of November 24, 1997 (the “Organizational Minutes”);
(iv)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on December 7, 2006 and February 16, 2007 (collectively, the “Directors’ Resolutions”);
(v)	a certificate of Michael A. Coke, Assistant Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
February 23, 2007

(vi)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;
(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and
(viii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.
     In reaching the opinions set forth below, we have assumed the following:
(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;
(b)	each natural person executing any instrument, document or agreement is legally competent to do so;
(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;
(d)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1 and 2 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
February 23, 2007

(e)	the number of shares of Preferred Stock of each class and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Common Stock issuable upon the conversion or exchange of shares of Preferred Stock of each class subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such class, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of such class and the number of shares of Common Stock, respectively, authorized and reserved for issuance and/or issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, and the date subsequent to the date hereof on which any shares of Common Stock are issued pursuant to the conversion or exchange of shares of Preferred Stock of such class;
(f)	none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of such Security established subsequent to the date hereof, nor the form of certificate evidencing such Security approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;
(g)	the form of certificate representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law; and
(h)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Common Stock issuable upon the conversion or exchange of shares of Preferred Stock of any class subsequent to the date hereof, (i) will be issued in violation of the provisions of the Charter of the Company imposing restrictions on ownership and transfer of shares of stock of the Company, or (ii) will be issued or sold to an Interested Stockholder of the Company or any Affiliate thereof, as each such term is defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
February 23, 2007

       Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:
1.	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, whether upon original issue or upon conversion or exchange of duly authorized and validly issued shares of Preferred Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.
2.	Upon: (a) designation by the Board of Directors of one or more classes of Preferred Stock to distinguish each such class from any other outstanding classes of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such class; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such class of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such class of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; and (e) due authorization by the Board of Directors of a designated number of shares of such class of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class of Preferred Stock, and when such shares of such class of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such class of Preferred Stock will be validly issued, fully paid and non-assessable.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
February 23, 2007

            The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
            This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.
            We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.
Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP